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                                                                      EXHIBIT 11


                                   BRISTOL RETAIL SOLUTIONS, INC.
                                    Computation of Loss per Share

                                                                         Nine Months Ended September 30,
                                                                               2000             1999
                                                                          ------------     ------------
BASIC LOSS PER SHARE
  Net loss                                                                $(3,880,682)     $  (452,913)
Accretion related to Series C Convertible Preferred Stock                    (354,056)         (52,500)
Cumulative dividends for Preferred Stock                                      (96,970)         (12,500)
                                                                          ------------     ------------
Net loss applicable to common stockholders                                $(4,331,708)     $  (517,913)
                                                                          ============     ============
Weighted average number of common shares
  outstanding during the period                                             7,498,678        6,939,532
                                                                          ============     ============
Basic loss to common stockholders per share                               $     (0.58)     $     (0.07)
                                                                          ============     ============

DILUTED LOSS PER SHARE
Net loss                                                                   (3,880,682)     $  (452,913)
Accretion related to Series C Convertible Preferred Stock                    (354,056)         (52,500)
Cumulative dividends for Preferred Stock                                      (96,970)         (12,500)
                                                                          ------------     ------------
Net loss applicable to common stockholders                                $(4,331,708)     $  (517,913)
                                                                          ============     ============
Weighted average number of common shares
  outstanding during the period                                             7,498,678        6,939,532
Effect of stock options, warrants and convertible preferred stock
  treated as common stock equivalents under the treasury stock method              --               --
                                                                          ------------     ------------
          Total shares                                                      7,498,678        6,939,532
                                                                          ============     ============
Diluted loss to common stockholders per share                             $     (0.58)     $     (0.07)
                                                                          ============     ============
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